EXHIBIT 10.15
Amended and Restated Sales Plan

Amended and Restated Sales Plan, dated March 22, 2006 (this “Sales Plan”), between Norman C. Harbert (“Seller”) and Northern Trust Securities, Inc. (“Northern”).

RECITALS

WHEREAS, on August 10, 2005, Seller established a sales plan (the “2005 Sales Plan”) to sell unregistered shares of Class A common stock, par value $0.01 per share, of Hawk Corporation, a Delaware corporation (the “Issuer”), acquired prior to the initial public offering of the Issuer (the “Stock”);

WHEREAS, Seller desires to amend certain terms of the 2005 Sales Plan as set forth in this Sales Plan;

WHEREAS, Seller desires to sell a total of 60,000 shares of Stock (the “Total Plan Shares”); and

WHEREAS, Seller desires to engage Northern to effect sales of shares of Stock in accordance with this Sales Plan;

NOW, THEREFORE, Seller and Northern hereby agree as follows:

A. IMPLEMENTATION OF THIS SALES PLAN

1.  Subject to Paragraph A.7., Northern shall effect sales (each a “Sale”) as provided herein. Beginning October 7, 2005, and thereafter on the first Friday of each subsequent quarter on which the American Stock Exchange, or any exchange or association on which the shares of the Issuer are then listed (“Amex”), is open and effectuating trades (“Trade Date”), an order for 7,500 shares of Stock (or, if less than 7,500 of the Total Plan Shares remain, such remaining amount) at the market price per share on the Trade Date; provided that in no event shall Northern sell any shares of Stock at a price that is less than the average per share closing price on the ten trading days on which Amex is open and effectuating trades immediately preceding the applicable Friday. If, consistent with ordinary principles of best execution, because of the limit price set forth in the immediately preceding sentence or for any other reason, Northern cannot sell any or all of the 7,500 shares of Stock on the Trade Date, then the amount of such shortfall shall be sold as soon as practicable on the immediately succeeding days in which the Amex is open and trades regular way following the Trade Date (“Business Day”); provided that in no event may the amount of any shortfall be sold any later than the tenth Business Day following the Trade Date. In the event that any shares of Stock are not sold within ten Business Days of the Trade Date, Northern will have no authority to sell any such shortfall on the succeeding Trade Date.

2.  Seller acknowledges and agrees that Northern will handle the above order on a best efforts basis. In the event any limit prices of orders are away from the prevailing market prices at any time, there can be no assurance that such orders will be executed in whole or in part. Seller agrees that all orders may be partially executed and will not be treated as an all or none order.

3.  Seller has deposited 60,000 shares of Stock into its specified Northern brokerage account (the “Account”). Northern shall withdraw Stock from Seller’s Account in order to effect sales of Stock under this Sales Plan. If on any day that sales are to be made under this Sales Plan the number of shares of Stock in Seller’s Account is less than the number of shares to be sold on such day, then Northern shall notify Seller promptly of such deficiency, and Seller agrees to promptly deposit into the Account the number of shares of Stock necessary to eliminate such deficiency.

4. Subject to Paragraph A.10., Seller agrees not to remove or transfer shares of Stock out of the Account. Upon notification pursuant to Paragraph A.10., Seller shall have the right to remove the portion of the Total Plan Shares subject to such Private Sale or Gift from Seller’s Account.

5. To the extent that any Stock remains in Seller’s Account upon termination of this Sales Plan, Northern agrees to return such Stock promptly to the Issuer’s transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of Seller.

6. Northern will deduct its reasonable and customary commissions from the proceeds of sales of Stock under this Sales Plan, together with any other reasonable expenses incurred by Northern in connection with such sales.

7. Subject to Paragraph E.6., this Sales Plan shall become effective on March 22, 2006, and shall terminate on the earliest of the date on which the Total Plan Shares have been sold, the date this Sales Plan is terminated pursuant to Paragraph E.3., or upon notification of death of Norman C. Harbert.

8. Seller acknowledges and agrees that he does not have authority, influence or control over any sales of Stock effected by Northern pursuant to this Sales Plan, and will not attempt to exercise any authority, influence or control over such sales. Northern agrees not to seek advice from Seller with respect to the manner in which he effects sales under this Sales Plan. Seller understands that Northern shall have no discretion as to the timing of the sales of Stock.

9. Northern will notify Seller and Issuer of all transactions pursuant to customary trade confirmations that are provided in the normal course of business.

10. Seller agrees that he will notify Northern as soon as possible in the event he consummates a private sale of any portion of the Total Plan Shares to the Issuer (a “Private Sale”) or makes a bona fide gift of any portion of the Total Plan Shares (a “Gift”). Seller agrees that in the event that any sale of a portion of the Total Plan Shares by Northern pursuant to this Sales Plan, when combined with a Private Sale or a Gift, results in the sale of Stock in excess of the Total Plan Shares, Seller shall be responsible for delivering additional Stock to Northern to cover the excess number of shares sold.

11. Seller understands that Northern may not be able to effect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to Northern, an insufficient number of shares of Stock being in the Account or a pending sale under this Sales Plan causing Seller to exceed any applicable volume limitations of Rule 144 or 145 under the Securities Act of 1933 (the “Securities Act”). If any sale cannot be executed as required by Paragraph A.1. due to a market disruption, a legal, regulatory or contractual restriction applicable to Northern or any other such event, Northern shall effect such sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event, or, at the discretion of Northern, this Sales Plan may be terminated.

12. It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”) and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

B. RULES 144 AND 145

The following three paragraphs shall only apply to the extent Seller is subject to Rules 144 and 145.

1. Northern agrees to conduct all sales in accordance with the manner of sale requirement of Rule 144 or 145 under the Securities Act, and in no event shall Northern effect any such sale if such sale would exceed the then applicable volume limitation under Rule 144, assuming Northern’s sales under this Sales Plan and those notified to Northern pursuant to Paragraph B.3. are the only sales subject to that limitation. Seller will be responsible for completing and filing all required Form 144s prior to the sale of any Stock covered under Rule 144. Seller agrees to promptly provide Northern with a copy of any Form 144 filing made by Seller. In the event Seller requests, and Northern agrees, in writing, to make certain Form 144 filings, Seller hereby appoints Northern as agent and attorney-in-fact to execute, file and submit, on behalf of Seller, any such required Form 144s.

2. Each such Form 144 shall state in the “Remarks” section that the sales thereunder are being made pursuant to a previously adopted plan intended to comply with Rule 10b5-1(c), shall include the date Seller adopted this Sales Plan and shall indicate that the representation regarding Seller’s knowledge of material information speaks as of the adoption date of this Sales Plan.

3. Seller agrees not to take any action that would cause the sales not to comply with Rule 144 or 145, and Seller agrees not to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take any action that would cause the sales not to comply with Rules 144 or 145. Seller will provide notice of any such transactions during the three months preceding the date hereof and may not enter into any other selling program or transaction without the prior consent of Northern.

C.REPRESENTATIONS AND AGREEMENTS OF SELLER

1. Seller represents and warrants that as of the time of execution of this Sales Plan, Seller: (a) is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and, (b) is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws.

2. At the time of Seller’s execution of this Sales Plan, Seller has not entered into or altered a corresponding or hedging transaction with respect to the Stock. Seller agrees not to enter into any such transaction while this Sales Plan remains in effect.

3. Seller agrees to make all filings, if any, required under, and monitor his compliance with, Sections 13(d), 13(g) and 16 of the Exchange Act.

4. Except as provided in Paragraph B.1., Seller acknowledges and agrees that Northern has no duty to determine whether Seller has violated Rules 144 or 145 under the Securities Act, or Sections 13(d), 13(g) or 16 of the Exchange Act or the rules adopted by the SEC thereunder. Seller understands that this Plan in no way alters his obligations and responsibilities under Section 16, including those prohibitions against short swing profits.

5. Seller understands that there may be specific state law restrictions or limitations applicable to this Sales Plan. Seller acknowledges and agrees that Northern has not provided Seller with any tax, accounting or legal advice. Seller understands that he should seek the advice of counsel regarding this Sales Plan and the various securities and tax law issues related thereto.

6. Seller agrees to notify Northern immediately in the event of trading restrictions being imposed as the result of any lock up event restricting sales by affiliates, such as a stock offering, tender offer or acquisition transaction or any similar event.

7. Seller represents and warrants that he is able to sell shares of Stock, as contemplated by this Sales Plan, in accordance with the Issuer’s statement regarding insider trading and confidentiality, as supplemented and amended from time to time and Seller has obtained the acknowledgement of the Issuer to enter into this Sales Plan. Seller further represents and warrants that the Stock is not subject to any liens, security interests or other impediments to transfer (except for limitations imposed by Rules 144 or 145, if applicable).

D. INDEMNIFICATION AND LIMITATION ON LIABILITY

1. Seller agrees to indemnify and hold harmless Northern and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Northern’s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller’s representations and warranties hereunder) or any violation by Seller of applicable laws or regulations. Seller will not be liable under the foregoing sentence to the extent that any claim, loss, damage or liability is found in a final judgement by a court to have resulted from the bad faith, gross negligence or willful misconduct of Northern or its directors, officers, employees or affiliates. This indemnification shall survive termination of this Sales Plan.

2. Notwithstanding any other provision hereof, Northern shall not be liable to Seller for: (a) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (b) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

E.  GENERAL

1. This Sales Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to choice of law principles and may be modified or amended only by a writing signed by the parties hereto and acknowledged by the Issuer.

2. This Sales Plan shall be subject to all terms and conditions governing Seller’s Account, including the Northern Account Agreement.

3. Notwithstanding anything to the contrary herein, Seller and/or Issuer may notify Northern to terminate this Sales Plan at any time. Seller may also notify Northern to modify sales under this Sales Plan; provided, however, that (except as set forth in Paragraph A.7) such modification shall not be effective until 30 days after the notification thereof and the acknowledgement of Issuer. Any such modification or termination shall be made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule l0b5-1 or other applicable securities laws. Seller agrees that he will not modify this Sales Plan at any time that he is aware of any material non-public information about the Issuer and/or the Stock.

4. All notices to Northern under this Sales Plan shall be given to Northern’s office by facsimile at (312) 444-4410 or by certified mail at Northern Trust Securities, Inc., 50 S. LaSalle Street, B-12, Chicago, Illinois 60603. Attention: Debra Mairs. Upon termination or suspension of this Sales Plan, Northern will send notice to Seller and Issuer to the address provided below.

5. Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Northern.

6. This Sales Plan shall not be effective until executed by Seller and Northern, and acknowledged by Issuer. This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Witness the following signatures for this Sales Plan, dated March 22, 2006, between Norman C. Harbert and Northern Trust Securities, Inc.:

/s/ Norman Harbert	/s/ Sheila Dorman

March 22, 2006	Northern Trust Securities, Inc. Senior Vice President, Stock Services March 22, 2006

Solely for purposes of acknowledging notification of the foregoing Sales Plan and not as a party thereto, except to the extent of its rights thereunder, Hawk Corporation, through its representative, has duly signed below:

Hawk Corporation

Date: March 22, 2006	By:	/s/ Thomas A. Gilbride

Vice President - Finance

SCHEDULE A

Communications required by the Plan shall be made to the following persons in accordance with Section E. 4. of such Plan:

To Client: Name: Norman C. Harbert Address: 9156 Andora Hills Road Scottsdale, Arizona 85262 Telephone: 480-595-0750	Copies to: Name: Diane Monteleone Address: Northern Trust 2398 E. Camelback Road Phoenix, Arizona 85016 Telephone: 602-468-2512 Fax: 602-468-2553 E-Mail: dm3@ntrs.com
To Issuer: Name: Thomas A. Gilbride VP - Finance Address: Hawk Corporation 200 Public Square, Suite 1500 Cleveland, OH 44114 Telephone: 216-861-3553 Fax: 216-861-4546 E-Mail: tomgilbride@hawkcorp.com	Name: Michele Hoza Address: Kohrman Jackson & Krantz P.L.L. 1375 East 9th Street, 20th Floor Cleveland, OH 44114 Telephone: 216-696-8700 Fax: 216-621-6536 E-Mail: mlh@kjk.com
To NTSI:

Primary Contact: Debra Mairs
Alternate Contact: Mike Rodell
Address: Northern Trust Securities, Inc.
50 S. LaSalle Street, Chicago, IL 60673
Telephone: 312/444-5140
Fax: 312/444-5478
E-Mail: dm114@ntrs.com